Exhibit 23.2

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

     We have issued our report dated July 21, 2004, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A (amendment #7) for the years ended May 31, 2004 and 2003 and for the period of February 18, 1999 (inception date) through May 31, 2004. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

Signed,

/s/ Brad Beckstead
-------------------------
July 21, 2004